UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. _________)

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HMS HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HMS HOLDINGS CORP.

SUPPLEMENT TO
NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT
DATED APRIL 17, 2020
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 27, 2020

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of HMS Holdings Corp. (“HMS”) to be held on May 27, 2020.
On April 17, 2020, HMS commenced distributing to its shareholders a Notice of the 2020 Annual Meeting of Shareholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement.
Change in Annual Meeting Location; Virtual-Only Meeting to be Held
On April 30, 2020, HMS issued a press release announcing that HMS will host the Annual Meeting virtually due to the public health impact of the coronavirus pandemic and to prioritize the health and well-being of meeting participants.
The Annual Meeting will be held in a virtual format only at 10:00 a.m., Central Daylight Time, on Wednesday, May 27, 2020. Shareholders will not be able to attend the Annual Meeting in person.
As described in the Notice and Proxy Statement, shareholders at the close of business on the record date, April 2, 2020, and holders of valid proxies are entitled to attend the Annual Meeting. To be admitted to the meeting at www.virtualshareholdermeeting.com/HMSY2020, such persons must enter the 16-digit voting control number found on their proxy card, voting instruction form, or notice of internet availability of proxy materials. A list of shareholders entitled to vote at the Annual Meeting will be made available during the meeting at www.virtualshareholdermeeting.com/HMSY2020.
Shareholders and proxy holders may vote, examine the list of shareholders and ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting.
Please note that the proxy card and voting instruction form included with previously-distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the Annual Meeting. Whether or not shareholders plan to attend the virtual-only Annual Meeting, HMS urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. Shareholders who have already sent in proxies, or submitted their proxies via telephone or internet, do not need to take any further action.
By Order of the Board of Directors,
/s/ Meredith W. Bjorck
Executive Vice President, Chief Legal Officer
and Corporate Secretary

April 30, 2020

In addition, on April 30, 2020, HMS issued the following press release related to the change to a virtual format.

HMS ANNOUNCES 2020 ANNUAL SHAREHOLDERS MEETING TO BE HELD VIRTUALLY

IRVING, Texas, April 30, 2020 – HMS Holdings Corp. (Nasdaq: HMSY) today announced that it has changed the format of its 2020 annual meeting of shareholders to a virtual only meeting, due to the public health impact of the coronavirus pandemic and to prioritize the health and well-being of meeting participants.
The Annual Meeting will be held in a virtual format only at 10:00 a.m., Central Daylight Time, on Wednesday, May 27, 2020. Shareholders will not be able to attend the Annual Meeting in person.
As described in the proxy materials for the Annual Meeting distributed beginning on April 17, 2020, shareholders at the close of business on the record date, April 2, 2020, and holders of valid proxies are entitled to attend the Annual Meeting. To be admitted to the meeting at www.virtualshareholdermeeting.com/HMSY2020, such persons must enter the 16-digit voting control number found on their proxy card, voting instruction form, or notice of internet availability of proxy materials. A list of shareholders entitled to vote at the Annual Meeting will be made available during the meeting at www.virtualshareholdermeeting.com/HMSY2020.
Shareholders and proxy holders may vote, examine the list of shareholders and ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting.
Please note that the proxy card and voting instruction form included with previously-distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the Annual Meeting. Whether or not shareholders plan to attend the virtual-only Annual Meeting, HMS urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. Shareholders who have already sent in proxies, or submitted their proxies via telephone or internet, do not need to take any further action.
About HMS
HMS advances the healthcare system by helping healthcare organizations reduce costs and improve health outcomes. Through our industry-leading technology, analytics and engagement solutions, we save billions of dollars annually while helping consumers lead healthier lives. HMS provides a broad range of payment accuracy and population health management solutions that help move the healthcare system forward. Visit us at www.hms.com and follow us on Twitter at @HMSHealthcare.

Contact:
Robert Borchert
SVP, Investor Relations
robert.borchert@hms.com
469-284-2140